Exhibit 3.1
ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ENETI INC.
PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
The undersigned, Emanuele A. Lauro, as the Chief Executive Officer of Eneti Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands on March 20, 2013 (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:
1.	The name of the Corporation is: Eneti Inc.
2.	The Articles of Incorporation were filed with the Registrar of Corporations on March 20, 2013.
3.	The Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on April 10, 2013.
4.	The Statement of Designations of rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock was filed with the Registrar of Corporations on June 18, 2015.
5.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on December 30, 2015.
6.	The Certificate of Correction to the Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on January 11, 2016.
7.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on June 1, 2016.
8.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on June 1, 2018.
9.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on April 6, 2020.
10.	The Articles of Amendment to the Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on February 4, 2021.
11.	The Statement of Designations of rights, preferences and privileges of the Corporation’s Class A Convertible Perpetual Preferred Shares was filed with the Registrar of Corporations on August 12, 2021.

12.	Section D of the Amended and Restated Articles of Incorporation is hereby further amended and restated in its entirety to read as follows:
"D.  Effective with the commencement of business on September 27, 2021, the aggregate number of shares of stock that the Corporation is authorized to issue  is  One Hundred Thirty-One Million Eight Hundred Seventy-Five Thousand (131,875,000) registered shares, of which Eighty-One Million Eight Hundred Seventy-Five Thousand (81,875,000) shall be designated common shares with a par value of one United States cent (US$0.01) per share, and Fifty Million (50,000,000) shall be designated preferred shares with a par value of one United States cent (US$0.01) per share. The Board of Directors shall  have the authority to authorize  the issuance  from time  to time of one or more classes of preferred  shares with  one or more series within  any class thereof, with  such voting powers, full or limited, or without  voting   powers  and  with   such   designations,   preferences  and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall  be set forth  in the resolution or resolutions adopted by the Board of Directors providing  for the issuance of such preferred shares."
13.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.
14.
This amendment to the Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares of the Corporation with a right to vote thereon at the special meeting of shareholders of the Corporation held on September 24, 2021, and the Corporation’s Board of Directors on August 26, 2021.

IN WITNESS WHEREOF, I have executed this Amendment to the Amended and Restated Articles of Incorporation of the Corporation on this 24 day of September 2021.

/s/ Emanuele A. Lauro
Name: Emanuele A. Lauro
Title: Chief Executive Officer